Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Roger Bosma	Joseph F. Hurley
	President & CEO	EVP & CFO
	Lakeland Bancorp	Lakeland Bancorp
	973-697-2000	973-697-2000
	rbosma@lakelandbank.com	jhurley@lakelandbank.com

LAKELAND BANCORP DECIDES NOT TO PROCEED WITH PENDING PUBLIC

OFFERING DUE TO MARKET CONDITIONS

Oak Ridge, N.J., November 3, 2006 — Lakeland Bancorp, Inc. (NASDAQ: LBAI) today announced that based on market conditions, its Board of Directors has unanimously decided not to proceed with its pending public offering of common stock.

About Lakeland Bancorp, Inc.

Lakeland Bancorp, Inc. is the holding company for Lakeland Bank. Lakeland Bank has forty-eight (48) offices spanning six New Jersey counties: Bergen, Essex, Morris, Passaic, Sussex and Warren.